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                                                                    EXHIBIT 4.17

                                                                  EXECUTION COPY


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                        AMERICAN RESTAURANT GROUP, INC.

                                      AND

                             SUBSIDIARY GUARANTORS

                                      AND

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                    Trustee




                           _________________________




                               THIRD SUPPLEMENTAL
                                   INDENTURE


                          Dated as of January 15, 1997





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          THIRD SUPPLEMENTAL INDENTURE dated as of January 15, 1997 among
American Restaurant Group, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors and U.S. Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") under the Indenture dated as of September 15, 1992, as amended by a First Supplemental Indenture dated as of December 9, 1993 and a Second Supplemental Indenture dated as of August 28, 1996 (the "Indenture").

                                    RECITALS

                 WHEREAS, pursuant to the Indenture, the Company issued $120,000,000 aggregate principal amount of its 12% Senior Secured Notes due September 15, 1998 (the "Securities");

                 WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder to make any change that does not materially adversely affect the rights of any Securityholders under the Indenture or under the Collateral Documents;

                 WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to amend the Indenture and the Securities in certain respects; and

                 WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of and supplement to the Indenture and the Securities have been done.

                 NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee agree as follows:


                                  ARTICLE ONE

                 AMENDMENTS TO THE INDENTURE AND THE SECURITIES

                 SECTION 1.01.  Amendment to Section 1.01--New Definitions.
Section 1.01 of the Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:

                 "Third Supplemental Indenture" means the Third Supplemental Indenture, dated as of January 15, 1997, with respect to this Indenture.


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                 "Third Supplemental Indenture Effective Date" means the date on which the Third Supplemental Indenture has become effective in accordance with its terms.

                 SECTION 1.02. Amendment to Section 1.01--Amended and Restated Definitions. The following definitions contained in Section 1.01 of the Indenture are hereby amended and restated in their entirety as follows:

                 "13% Security" means any Security or portion thereof which bears interest at a stated per annum rate equal to 13%.

                 "12% Security" means any Security or portion thereof which bears interest at a stated per annum rate equal to 12%. It is understood that, effective on the Third Supplemental Indenture Effective Date, no 12% Securities shall be outstanding.

                 SECTION 1.03.  Amendment to Timing of Interest Payments and
Record Dates.   Each Security that, immediately prior to the Third Supplemental
Indenture Effective Date, constituted a 12% Security is hereby amended, effective on the Third Supplemental Indenture Effective Date, by (a) deleting the dates listed after the caption "Interest Payment Dates" and inserting, in lieu thereof, the dates "March 15, June 15, September 15 and December 15", (b) deleting the dates listed after the caption "Record Dates" and inserting, in lieu thereof, the dates "March 1, June 1, September 1 and December 1" and (c) deleting the words "semi-annually on March 15 and September 15 of each year" contained in paragraph 1 thereof and inserting, in lieu thereof, the words "quarterly on March 15, June 15, September 15 and December 15 of each year".

                 SECTION 1.04. Amendment to Interest Rate. Each Security that, immediately prior to the Third Supplemental Indenture Effective Date, constituted a 12% Security is hereby amended, effective on the Third Supplemental Indenture Effective Date, by changing each reference to the percentage "12%" to the percentage "13%". In addition, each such Security is hereby amended, effective on the Third Supplemental Indenture Effective Date, by changing the percentage "14%" contained in paragraph 1 thereof to the percentage "15%"


                                  ARTICLE TWO

                                 MISCELLANEOUS

                 SECTION 2.01. Conditions Precedent; Reaffirmation of Subsidiary Guarantee. The effectiveness of this Third Supplemental Indenture is conditioned upon the receipt by the Trustee of (a) counterparts hereof executed and delivered by the Company and each Subsidiary Guarantor and (b) a satisfactory Officers' Certificate and opinion of counsel each stating that this Third Supplemental Indenture complies with the provisions of Section 9.01 of the Indenture and covering other customary corporate matters. By its execution and delivery of this Third Supplemental Indenture, each Subsidiary Guarantor reaffirms and restates its obligation set forth in Article 11 of the Indenture.





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                 SECTION 2.02.  Incorporation of Indenture.  All the provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                 SECTION 2.03. Headings. The headings of the Articles and Sections of this Third Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                 SECTION 2.04. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 2.05. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                 SECTION 2.06. Successors. All covenants and agreements in this Third Supplemental Indenture by the Company and each Subsidiary Guarantor shall bind their respective successors. All covenants and agreements of the Trustee in this Third Supplemental Indenture shall bind its successor.

                 SECTION 2.07. Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 2.08. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

                 SECTION 2.09. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.





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                 IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.



                                        AMERICAN RESTAURANT GROUP, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer

                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                                        By:  /s/  SANDEE PARKS
                                           ----------------------------------
                                           Name:  Sandee Parks
                                           Title: Vice President


                                        SUBSIDIARY GUARANTORS:

                                        ARG ENTERPRISES, INC.
                                        SPECTRUM FOODS, INC.
                                        SPOONS RESTAURANTS, INC.
                                        ARG PROPERTY MANAGEMENT CORPORATION
                                        GRANDY'S, INC.
                                        LOCAL FAVORITE, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer
                                           (for each of the above-listed
                                           Subsidiary Guarantors)